UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2025

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan B Forbearance Agreement

New Fortress Energy Inc. (the “Company”), as borrower, did not make the interest payment of approximately $30,644,000 due under that certain Credit Agreement, dated as of October 30, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “TLB Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto as lenders, on December 10, 2025, and has informed the lenders that it does not plan to make certain principal payments due on December 31, 2025. An event of default under the TLB Credit Agreement arose on December 17, 2025, when the contractual grace period for interest payments on the loans expired, and an event of default under the TLB Credit Agreement would arise on December 31, 2025 when the Company fails to make the principal payments then due. On December 17, 2025, the Company and certain of its subsidiaries entered into a forbearance agreement with certain lenders to the TLB Credit Agreement constituting the “Required Lenders” thereunder (the “Term Loan B Forbearance Agreement”), pursuant to which such lenders agreed to forbear from accelerating or exercising remedies in respect of such events of default.

Unless earlier terminated, the Term Loan B Forbearance Agreement will terminate on January 9, 2026. Upon the termination of the Term Loan B Forbearance Agreement, if a further forbearance or debt restructuring is not agreed to, the lenders could accelerate the outstanding principal balance of the loans and all other amounts owing under the TLB Credit Agreement and other loan documents, in which case substantially all of the Company’s other outstanding debt would become payable on demand. The Term Loan B Forbearance Agreement contains conditions, covenants, termination rights and other provisions customary for forbearance agreements of that type.

Term Loan A Forbearance Agreement

The Company, as borrower, did not make the interest payment of approximately $1,600,000 due under the TLA Credit Agreement (as defined below) on December 10, 2025. An event of default under the TLA Credit Agreement arose on December 17, 2025, when the contractual grace period for interest payments on the loans expired. On December 17, 2025, the Company and certain of its subsidiaries entered into a forbearance agreement (the “Term Loan A Forbearance Agreement”), with certain lenders to the TLA Credit Agreement, pursuant to which such lenders agreed to forbear from accelerating or exercising remedies in respect of such event of default.
Unless earlier terminated, the Term Loan A Forbearance Agreement will terminate on January 9, 2026. Upon the termination of the Term Loan A Forbearance Agreement, if a further forbearance or debt restructuring is not agreed to, the lenders could accelerate the outstanding principal balance of the loans and all other amounts owing under the TLA Credit Agreement and other loan documents. The Term Loan A Forbearance Agreement contains conditions, covenants, termination rights and other provisions customary for forbearance agreements of that type.

Amendment of Letter of Credit Facility

As of December 17, 2025, the Company entered into the Thirteenth Amendment Agreement (the “Thirteenth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, as administrative agent, and each of the other financial institutions party thereto, as lenders and issuing banks, which amends that certain Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto, as lenders and issuing banks, to provide that if, among other things, the Company fails to maintain the Term Loan A Forbearance Agreement and the Term Loan B Forbearance Agreement in full force and effect or materially violates its terms, an event of default would occur under the Letter of Credit Agreement. If such events of default occur, the lenders and issuing banks would have the right to require cash collateralization of all outstanding letters of credit issued pursuant to the Letter of Credit Agreement. If the lenders and issuing banks choose to exercise such rights under those facilities, substantially all of the Company’s outstanding indebtedness could be accelerated, and the Company may be required or compelled to pursue additional restructuring initiatives to preserve value and optionality, including possible out of court restructurings, or in-court relief, which could have a material and adverse impact on stockholders.

The Thirteenth Amendment also, among other things and subject to certain exceptions described therein, removes certain flexibility the Company had to pay dividends and other distributions, incur indebtedness for borrowed money, consummate asset sales, make intercompany transfer of assets and make investments.

Amendment of Revolving Credit Facility

As of December 17, 2025, the Company entered into the Fourteenth Amendment Agreement (the “Fourteenth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, MUFG Bank, Ltd., as administrative agent, and each of the other financial institutions party thereto, as lenders and issuing banks, which amends that certain Credit Agreement, dated as of April 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “RCF Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, MUFG Bank, Ltd., as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto as lenders, to provide that if, among other things, the Company fails to maintain the Term Loan A Forbearance Agreement and the Term Loan B Forbearance Agreement in full force and effect or materially violates its terms, an event of default would occur under the RCF Credit Agreement. If such events of default occur, the lenders would have the right to accelerate the repayment of the outstanding principal under the RCF Credit Agreement. If the lenders and issuing banks choose to exercise such rights under those facilities, substantially all of the Company’s outstanding indebtedness could be accelerated, and the Company may be required or compelled to pursue additional restructuring initiatives to preserve value and optionality, including possible out of court restructurings, or in-court relief, which could have a material and adverse impact on stockholders.

The Fourteenth Amendment also, among other things and subject to certain exceptions described therein, removes certain flexibility the Company had to pay dividends and other distributions, incur indebtedness for borrowed money, consummate asset sales, make intercompany transfer of assets and make investments.

Amendment of Term Loan A Credit Facility

As of December 17, 2025, the Company entered into the Seventh Amendment Agreement (the “Seventh Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and each of the other financial institutions party thereto as lenders, which amends that certain Credit Agreement, dated as of July 19, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “TLA Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto as lenders, to provide that if, among other things, the Company fails to maintain the Term Loan B Forbearance Agreement in full force and effect or materially violates its terms, an event of default would occur under the TLA Credit Agreement. If such events of default occur, the lenders would have the right to accelerate the repayment of the outstanding principal under the TLA Credit Agreement. If the lenders choose to exercise such rights under those facilities, substantially all of the Company’s outstanding indebtedness could be accelerated, and the Company may be required or compelled to pursue additional restructuring initiatives to preserve value and optionality, including possible out of court restructurings, or in-court relief, which could have a material and adverse impact on stockholders.

The Seventh Amendment also, among other things and subject to certain exceptions described therein, removes certain flexibility the Company had to pay dividends and other distributions, incur indebtedness for borrowed money, consummate asset sales, make intercompany transfer of assets and make investments.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: December 19, 2025	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer